UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

TERRA TECH CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Von Karman, Suite 100

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

On December 23, 2015, Terra Tech Corp., a Nevada corporation (the "Company," "us," "we," or "our"), Generic Merger Sub, Inc., a California corporation ("Merger Sub"), and Black Oak Gallery, a California corporation ("Black Oak") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, and subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, Merger Sub will merge with and into Black Oak, with Black Oak as the surviving corporation, and becoming our wholly-owned subsidiary (the "Merger"). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, the outstanding shares of common stock of Black Oak held by (i) two of the current shareholders of Black Oak (the "Group A Shareholders") will be converted into the right to receive approximately 8,167 shares of our Series Z Preferred Stock, of which approximately 1,176 shares of Series Z Preferred Stock will be issued and paid at closing, and approximately 8,668,700 shares of our Series B Preferred Stock, of which approximately 1,248,300 shares of Series B Preferred Stock will be issued and paid at closing and (ii) the remaining shareholders of Black Oak (the "Group B Shareholders") will be converted into the right to receive approximately 21,380 shares of our Series Q Preferred Stock, of which approximately 3,696 shares of Series Q Preferred Stock will be issued and paid at closing. The shares of Series Z Preferred Stock, Series B Preferred Stock, and Series Q Preferred Stock that are issued but not paid to the Black Oak shareholders at closing will be subject to certain holdback and lock-up provisions, and held in an escrow account as security for the satisfaction of any post-closing adjustments or indemnification claims, as provided for in the Merger Agreement. Each share of our Series Q Preferred Stock is to be converted into 5,000 shares of our common stock and each share of our Series Z Preferred Stock is to be converted into 1,857 shares of our Series B Preferred Stock, in each case immediately upon our filing with the Secretary of State of the State of Nevada an Amendment to our Articles of Incorporation to increase our authorized capital for, among other reasons, satisfaction of the terms of this potential transaction. Accordingly, the approximately 21,380 shares of Series Q Preferred Stock to be issued to the Group B Shareholders is convertible into approximately 106,899,383 shares of common stock and the approximately 8,167 shares of our Series Z Preferred Stock to be issued to the Group A Shareholders is convertible into approximately 15,164,569 shares of our Series B Preferred Stock. The Series Z Preferred Stock is intended to mirror the rights of the holders of our Series B Preferred Stock. Each share of our Series B Preferred Stock remains convertible into 5.384325537 shares of our common stock. Immediately following the effectiveness of the Merger, the current Black Oak shareholders (both the Group A Shareholders and the Group B Shareholders) are expected to own approximately 36.57% of our common stock on a fully "as-converted basis," which percentage does not include certain shares of common stock, Series A Preferred Stock that may be converted into shares of common stock, or Series B Preferred Stock that may be converted into shares of common stock, as applicable, each as currently held by the Group A Shareholders. Derek Peterson, our President and Chief Executive Officer, is one of the Group A Shareholders. The Group B Shareholders may also receive cash consideration equal to approximately $2,088,000.

Consummation of the Merger is subject to certain closing conditions, including, among other things, receipt of all necessary approvals under federal and state securities laws, receipt of all authorizations required relating to the issuance of our securities and transfer of all the shares pursuant to the terms of the Merger Agreement. Black Oak and we have currently agreed that the closing of the Merger shall be as soon as reasonably practicable (but in any event, no later than the second business day) after the day on which the final closing conditions have been satisfied or validly waived, which satisfaction or waiver date shall not be prior to March 1, 2016. Consistent with that, we have reserved the right to terminate the Merger Agreement for any reason, in our discretion, prior to March 1, 2016. Further, Black Oak committed to use commercially reasonable efforts to assist us in our preparation of its financial statements, which statements are to be reasonably capable of being audited under GAAP and which audit shall be complete not later than May 16, 2016 (75 days after March 1, 2016).

On January 12, 2016, we issued a press release relating to the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

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Caution Concerning Forward-Looking Statements

Statements that are not historical in nature constitute forward-looking statements. These forward-looking statements are accompanied by words such as "anticipate," "expect," "project," "will," "believe," "estimate," and similar expressions. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, the risk that the proposed Merger will not be consummated in a timely manner, the risk that Black Oak is unable to prepare and deliver audited financial statements by the Audit Date, risks related to disruption of management time from ongoing business operations due to the proposed Merger, the risk that we fail to realize the benefits expected from the proposed Merger, the risk that we fail to promptly and effectively integrate the Merger, and the risk that we are unable to retain current customers, suppliers, and key personnel of Black Oak following the Merger. Additional factors that could cause actual results to differ materially from those contemplated within this Current Report Form 8-K can also be found in our Risk Factor disclosures in our Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission and available on our website. The information contained in this Current Report on Form 8-K is as of the date indicated. We do not assume any obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information or future events or developments.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description of Exhibit

99.1*	Press Release dated January 12, 2016
_________

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: January 12, 2016	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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